                 [MANATT, PHELPS & PHILLIPS, LLP, LETTERHEAD]

May 1, 1998


Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054

SVB Capital I
3003 Tasman Drive
Santa Clara, California 95054

          RE:  CERTAIN FEDERAL INCOME TAX CONSEQUENCES
               OF THE PURCHASE AND OWNERSHIP OF CUMULATIVE
               TRUST PREFERRED SECURITIES ISSUED BY SVB CAPITAL I

Ladies and Gentlemen:

          We have acted as counsel to Silicon Valley Bancshares and its subsidiaries ("Silicon") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 that is being filed with the Securities and Exchange Commission on this date (the "Registration Statement"). The Registration Statement relates to the offer for sale of up to 1,600,000 shares of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of SVB Capital I ("SVB Capital I"), a statutory business trust that has been formed at the direction of Silicon under the laws of the State of Delaware, the Junior Subordinated Debentures to be issued by Silicon to SVB Capital I in connection with the sale of the Trust Preferred Securities, and the Guarantee to be issued by Silicon with respect to the Trust Preferred Securities.

          This opinion letter relates to the material federal income tax consequences of the purchase and ownership of the Trust Preferred Securities by investors. All capitalized terms used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.

          We have examined the Registration Statement, the Amended and Restated Trust Agreement of SVB Capital I, and such other documents as we have deemed necessary to render our opinions expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Junior

Silicon Valley Bancshares
SVB Capital I
May 1, 1998
Page 2



Subordinated Debentures, the Trust Preferred Securities and the Guarantee will be consummated in accordance with the terms and forms of such documents.

          For purposes of our opinion, we have assumed the following:

          1. All transactions undertaken contemporaneously with, in anticipation of, in conjunction with, or in any way related to the proposed offering of Trust Preferred Securities are fully disclosed in the Registration Statement.

          2. There are substantial non-tax business purposes for the offering of Trust Preferred Securities.

          3. Each statement, representation or warranty concerning Silicon, SVB Capital I, the Junior Subordinated Debentures, the Guarantee, and the Trust Preferred Securities in the Registration Statement and in the Trust Agreement is accurate.

          4. Tax reporting for the Trust will be consistent with status as a grantor trust.

          5. The differences between the Trust Preferred Securities and the Common Securities under the Trust are solely to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership interests in the Trust is incidental to that purpose. The purpose of the subordination of the Common Securities is intended as substantially equivalent to a limited recourse guarantee running from Silicon to the holders of the Trust Preferred Securities to be coupled with an undivided interest of the holders of the Trust Preferred Securities in the Junior Subordinated Debentures. The differences between the two classes are intended solely to give greater security to holders of Trust Preferred Securities so as to facilitate investment by them in the assets of the Trust.

          6. Upon the completion of the offering of Trust Preferred Securities and any other borrowings of Silicon reasonably anticipated by Silicon as of the completion of the offering, the consolidated debt to equity ratio of Silicon will not be greater than three to one.

          7. Silicon and SVB Capital I will treat the Junior Subordinated Debentures as debt for tax reporting purposes.


          Based on the foregoing, and assuming that SVB Capital I will be maintained in compliance with the terms of the Amended and Restated Trust Agreement of SVB Capital I, it is our opinion that:

Silicon Valley Bancshares
SVB Capital I
May 1, 1998
Page 3



               (a) SVB Capital I will be classified for United States federal income tax purposes as a grantor trust and a unit investment trust and not as an association taxable as a corporation and, as a result, each beneficial owner of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures held by SVB Capital I.

               (b) The Junior Subordinated Debentures will be classified for federal income tax purposes as indebtedness of Silicon.

               (c) Except in the case of the occurrence of an Extension Period, stated interest on the Junior Subordinated Debentures will be included in income by a holder of Trust Preferred Securities at the time such interest income is paid or accrued in accordance with the holder's regular method of tax accounting. If Silicon exercises its right to defer payments of interest on the Junior Subordinated Debentures during an Extension Period, beneficial owners of Trust Preferred Securities will commence reporting interest income with respect to the Junior Subordinated Debentures under the original issue discount rules of the Internal Revenue Code of 1986, as amended (the "Code").

               (d) Gain or loss will be recognized by a holder of Trust Preferred Securities on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose will exclude amounts attributable to accrued interest or original issue discount not previously included in income) and the holder's adjusted tax basis in the Trust Preferred Securities sold or so redeemed. Gain or loss recognized by the holder on a sale of Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

               (e) A distribution by SVB Capital I of the Junior Subordinated Debentures, as described in the Registration Statement (and subject to the limits discussed therein) , will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through SVB Capital I, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Trust Preferred Securities before such distribution.

               (f) The discussion of "Certain Federal Income Tax Consequences" in the Registration Statement accurately describes the material federal income tax consequences concerning the Trust Preferred Securities.

Silicon Valley Bancshares
SVB Capital I
May 1, 1998
Page 4



          These opinions are based upon the Code, the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Future changes in the law or interpretations of the law may cause the tax effects of the transactions referred to herein to be materially different from those described above. We have undertaken no obligation to update this opinion in such event.

          Other than the specific tax opinions set forth in this letter, no other opinion has been requested of us or rendered by us with respect to the tax treatment of the Junior Subordinated Debentures, the Trust Preferred Securities or the Guarantee, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the Treasury Regulations or the tax treatment of the proposed transactions under state, local, foreign or any other tax laws.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption "Certain Federal Income Tax Consequences." In giving such consent, we do not concede that this consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,



                                   /s/ MANATT, PHELPS & PHILLIPS, LLP
                                   ----------------------------------
                                   Manatt, Phelps & Phillips, LLP